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                                                                   EXHIBIT 10.34

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT is made this 31st day of March, 1995, by and between PROGRESSIVE BAGEL CONCEPTS, INC., a Delaware corporation (hereinafter referred to as the "Company"), and JOHN OFFERDAHL (hereinafter referred to as "Employee").

                             W I T N E S S E T H:
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     WHEREAS, the Company is engaged in the business of operating retail bakeries featuring bagels and other food items;

     WHEREAS, because of the abilities and expertise of Employee in said business, the Company desires to employ Employee; and

     WHEREAS, Employee is willing to accept such employment upon the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   EMPLOYMENT. The Company hereby employs Employee to perform the duties
          ----------
described herein, and Employee hereby accepts such employment on the terms and conditions stated herein. Employee shall hold the position of Vice President of Operations of the Company. The Employee's initial responsibilities shall include participation in project teams involving operations systems and training, and operations management and community relations in South Florida.

     2.   OFFICES WITH COMPANY. Employee shall be the initial "Founding
          --------------------
Director" selected by Offerdahl's Bagel Gourmet, Inc. pursuant to Section 5.M(2) of that certain Agreement

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to Contribute Assets by and among the Company, Offerdahl's Bagel Gourmet, Inc.
and the shareholders of Offerdahl's Bagel Gourmet, Inc. dated as of March 23, 1995 (the "Contribution Agreement").

     3.   TERM OF EMPLOYMENT. Subject to the provisions for termination set
          ------------------
forth herein, the term of employment under this Agreement shall commence on the date hereof and shall extend until August 1, 1998 (the "Term").

     4.   DUTIES OF EMPLOYEE. Employee shall perform the duties commensurate
          ------------------
with his position and experience as shall be assigned to him from time to time by the Company. Employee shall perform such duties in a diligent manner, shall devote his entire business time, attention and effort to the affairs of the Company within the scope of his employment as is reasonably necessary for the proper rendition of said services, shall diligently promote the interests of the Company, and shall be just and faithful in carrying out his duties. During the Term, it shall not be a violation of this Agreement for the Employee to (i) serve on civic, religious or charitable boards or committees; (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions; or
(iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement. The Company hereby agrees that the Employee shall not be required, in connection with the performance of his duties hereunder, to obtain or maintain a residence in the State of Colorado, or otherwise to relocate his principal residence.

     5.   COMPENSATION. The Company shall compensate Employee for all services
          ------------
rendered by him hereunder as follows:

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     (a)  salary at a yearly rate of $125,000, payable by the Company in twenty-six (26) equal installments (subject to any increases as determined by the Board of Directors from time to time in its sole discretion) after deducting therefrom all applicable FICA contributions, federal and state income tax withholding, and any other payroll taxes;

     (b) such stock options as may be granted to Employee pursuant to the Company's 1995 Employee Stock Option Plan, as it may be amended from time to time, (the "Plan") or any option plan hereinafter adopted by the Company; and

     (c) as an inducement for the Employee to execute this Agreement, the Employee shall receive options under the Plan to purchase that number of shares of common stock of the Company that have a fair market value, determined based on the price per share in the Company's initial offering to investors, equal to $250,000, which options are to be granted on the date hereof (the "Initial Option Grant"); provided, however, the options granted pursuant to this Section 4(c) shall constitute the Employee's option grant for 1995 under the Plan.

     6.   BENEFITS, VACATIONS AND REIMBURSEMENT OF EXPENSES. In addition to the
          -------------------------------------------------
compensation payable to Employee pursuant to Section 5 above, and all other compensation or benefits provided for hereunder, Employee shall be entitled to such reasonable periods of vacation, with full pay, as is consistent with the general policy as established by the Board of Directors for executives and business exigencies of the Company, and such benefits of a similar type and amount and to the same extent as benefits are provided to other similarly situated employees of the Company. Employee shall also be entitled to receive such additional benefits to the same extent as benefits are provided to other similarly situated employees of the Company as established by the Company's Board of Directors from time to time. The Employee shall be

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reimbursed for the reasonable business-related expenses incurred by her in connection with the performance of her duties hereunder.

     7.   CONFIDENTIALITY. Employee agrees to execute and deliver such
          ---------------
confidentiality agreement which is to be required to be executed by employees of the Company generally.

     8.   CONFLICT OF INTEREST. Employee shall take no action, or engage in any
          --------------------
transaction, that could be considered to conflict with the best interests of the Company, and shall at all times exercise his best judgment and efforts so as to avoid taking any action, or engaging in any transaction, that might give the appearance of being in conflict with the best interests of the Company.

     9.   TERMINATION.
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          (a)  This Agreement and Employee's employment hereunder shall immediately terminate, without further notice or action, upon the occurrence of the death of Employee.

          (b) Additionally, the Company shall have the right to terminate this Agreement and Employee's employment with the Company hereunder, effective upon written notice to Employee of termination stating the basis for such termination, under only the following circumstances:

                    (1)  if Employee is permanently disabled (as define below);
          or

                    (2) for "cause," which shall be defined as including any of the following: (i) any misappropriation of funds or property of the Company by Employee; (ii) Employee's conviction of a felony, or of any crime involving moral turpitude, fraud, theft or conversion; (iii) Employee's failure to submit to

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          a medical examination at the Company's expense within twenty-one (21)
          days after receipt of the Company's written request that Employee submit to such examination; or (iv) a breach of any other material provision contained in this Agreement which is not cured within thirty
          (30) days of written notice by the Company of such breach.

          (c) Employee shall be deemed to be "permanently disabled" hereunder upon the first to occur of any of the following events:

                    (1) The receipt by the Company of a written certificate from a physician approved by the Company and reasonably satisfactory to Employee stating that, based upon one or more examinations of Employee by such physician, it is such physician's opinion that, for a period of at least six (6) consecutive months from the date of certification, Employee is and will be substantially unable to perform his customary duties for the Company due to physical or mental infirmity. The Company may request in writing that Employee submit to such examinations by giving written notice thereof to Employee.

                    (2) The adjudication of Employee as an incompetent or a disabled person and the appointment of a conservator or guardian for his person or property by a court of competent jurisdiction.

          (d) If Employee is terminated by the Company for cause, as that term is defined in Section 9(b)(2), or if Employee voluntarily terminates his employment (other than for Good Reason), the Company shall not be obligated to pay Employee any other compensation with respect to any period after the date of such termination and all stock options granted to

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Employee, whether or not vested on the date of such termination, shall terminate and be of no further force and effect. "Good Reason" shall mean (x) that the Company (through its Board or otherwise) has (i) assigned the Employee duties which materially diminish the Employee's level of responsibility from that contemplated by Section 4 above without the Employee's consent; or (ii) materially breached any of its other covenants and obligations hereunder, or (y) Boston Chicken, Inc. ("BCI") shall no longer have a Significant Interest (as hereinafter defined) in the Company. A "Significant Interest" in the Company shall mean, at any time, BCI's ownership of, or right to, acquire ownership of (through the exercise of its conversion and/or option rights under its secured loan agreement with the Company or otherwise, and whether or not such rights are then exercisable), that number of shares of the Company's voting common stock or other capital stock of the Company possessing voting power equal to 25% or more of the Company's then issued and outstanding shares of such stock. To terminate his employment under this Agreement for Good Reason, the Employee shall give the Company written notice of the Employee's intent to terminate his employment with the Company for Good Reason within thirty (30) days of the applicable event or action referred to in clause (x) or (y) above, which notice shall specify the Employee's reasons therefor in detail. The Company shall have 30 days from its receipt of such notice to attempt to cure any such condition giving rise to Good Reason hereunder.

          (e) If Employee dies or becomes permanently disabled during the Term, or if Employee is terminated by the Company for any reason other than for cause or if the Employee terminates this Agreement for Good Reason, the Company shall pay to Employee the entire amount of the cash compensation provided for in
Section 5 hereof that is payable during the

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remainder of the Term payable in a lump sum cash payment within thirty (30) days of the effective date of termination (provided that, in the case of death or disability of Employee, the aforementioned cash payment shall be limited to the lesser of: (i) one year's cash compensation provided for in Section 5, and (ii) the cash compensation provided for in Section 5 for the remaining balance of the
Term), any portion of the Initial Option Grant that is not then vested shall be accelerated and all employee stock options granted to Employee that are vested on the effective date of such termination (including the Initial Option Grant) shall continue to be exercisable for a period of the lesser of (x) three (3) years after the effective date of such termination or (y) the expiration date of the option. In addition, in the event the Employee's employment with the Company is terminated at any time after the term of this Agreement other than for cause (as defined above), any portion of the Initial Option Grant that is not then vested shall be accelerated and the Initial Option Grant shall be exercisable as set forth in the preceding sentence. After the effective date of his termination Employee shall not be eligible to receive any further employee stock options.

          (f) Upon any termination of this Agreement by the Company for cause, Employee shall be deemed automatically to have resigned from any office or directorship of the Company which he may then hold. Upon any termination of Employee's employment with the Company, the Employee shall promptly deliver to the Company (without retaining any copies thereof) all Company files and documents, forms, letterhead, business cards, computer disks and any other written, magnetic or printed materials relating to the business of the Company.

     10.  COVENANT RESTRICTING SOLICITATION.  During the term hereof and for a
          ---------------------------------
period of two (2) years after his employment with the Company, whether pursuant to this Agreement or


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otherwise, shall expire or terminate for any reason whatsoever, Employee shall not, directly or indirectly, solicit or attempt to solicit for employment or employ any person who is an employee of the Company on the date of Employee's date of termination or any person who was an employee during the six-month period prior to such date.

     11.  COVENANT RESTRICTING COMPETITION.  During the term hereof and for a
          --------------------------------
period of two (2) years after his employment with the Company, whether pursuant to this Agreement or otherwise, shall expire or be terminated by Company for cause, Employee shall not, either directly or indirectly, on his own account, or as an employee, consultant, partner, owner, officer, director or stockholder of any other person, firm, partnership, corporation or other entity or in any other capacity, in any way, directly or indirectly, conduct, engage in, be connected with, have any interest in, or aid or assist anyone in engaging in a business which derives 20% or more of its revenues from the retail sale of bagels and/or bagel-related products, or any business in which the Company is engaged at the time of, or within one hundred eighty (180) days prior to, such expiration or termination (a "Competitive Business"); provided, however, Employee may have an interest in any Competitive Business as a passive investor in such Competitive Business provided such interest does not exceed three percent (3%) of the outstanding equity securities of any company which has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or which is traded on a national securities exchange.

     12.  REMEDIES.  Employee agrees that the period of time provided for in
          --------
Sections 10 and 11 above is the minimum period of time necessary, and that other provisions and restrictions set forth in Sections 10 and 11 and in other portions of this Agreement are necessary, to protect the Company and its successors and assigns in the protection of the business conducted by the

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Company. Employee agrees that the services to be performed by him for the
Company are special and unique, that damages cannot compensate the Company in the event of a violation of the restrictive covenants contained in Sections 10 and 11 hereof, and that injunctive relief shall be essential for the protection of the Company and its successors and assigns. Accordingly, Employee agrees and consents that, in the event he shall violate or breach any of said restrictive covenants the Company shall be entitled to obtain (and he hereby consents to) such injunctive relief against Employee, without bond, in addition to such further or other relief as may appertain equity or law. The exercise or enforcement by the Company of any right or remedy hereunder shall not preclude the exercise or enforcement by the Company of any other right or remedy hereunder or which the Company has the right to enforce under applicable law.

     13.  EMPLOYEE REPRESENTATIONS.  Employee represents and warrants to the
          ------------------------
Company that (i) he is free to enter into this Agreement and (ii) this Agreement does not violate the terms of any other agreement to which Employee is a party or by which he is bound.

     14.  WAIVER.  Failure by either party to insist upon strict compliance
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with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment or any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

     15.  SEVERABILITY.  Each section, paragraph, term and provision of this
          ------------
Agreement, and any portion thereof, shall be considered severable and if for any reason any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency or tribunal with

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competent jurisdiction in a proceeding to which the Company is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto. Employee agrees that if any provisions hereof shall be adjudicated to be invalid or unenforceable in whole or in part, such modifications made to this Agreement as a result of such adjudication shall be effective only in the particular jurisdiction in which such adjudication is made. To the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the restrictive covenants to the extent necessary to make the same enforceable.

     16.  BENEFIT.  This Agreement shall inure to the benefit of and be binding
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upon the Company, its successors and assigns. The rights and benefits of
Employee under this Agreement are personal to him, and are not subject to voluntary or involuntary alienation, assignment or transfer by him.

     17.  ENTIRE AGREEMENT.   This Agreement contains the entire agreement
          ----------------
between the parties concerning Employee's employment with the Company, and may not be modified or rescinded except by a written agreement to such effect signed by both parties.

     18.  NOTICES.  All notices, request, demands, and other communications
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required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by electronic transmission. If mailed, first class, certified mail, postage prepaid, or

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sent by reliable overnight delivery service and addressed as follows, or at such other address as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three (3) business days after being so duly posted:

     to the Company:          Progressive Bagel Concepts, Inc.
                              1526 Cole Blvd. Suite 200
                              Golden, CO 80401
                              Attention: Kyle T. Craig
                              Facsimile: (303) 202-3360

     with copies to:          Rudnick & Wolfe
                              203 North LaSalle Street
                              Suite 1800
                              Chicago, IL 60601
                              Attention: Michael G. Brennan
                              Facsimile: (312) 984-2299

     and to:                  Bell, Boyd & Lloyd
                              70 West Madison Street
                              Suite 3200
                              Chicago, IL 60602
                              Attention: Paul A. Strasen
                              Facsimile: (312) 372-2098

     to Employee:             John Offerdahl
                              3016 Birkdale Street
                              Fort Lauderdale, Florida 33332
                              Facsimile: (305) 384-7615

     with a copy to:          Greenberg, Traurig, Hoffman, Lipoff,
                                   Rosen & Quentel, P.A.
                              515 East Las Olas Boulevard
                              Suite 1500
                              Fort Lauderdale, Florida 33301
                              Attention: Daniel H. Aronson, Esq.
                              Facsimile: (305) 765-1477

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     19.  GOVERNING LAW. This Agreement and the rights and obligations of the
          -------------
parties hereunder shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

     20.  CONFLICT WITH PLAN. The parties acknowledge that to the extent any
          ------------------
provision of this Agreement is inconsistent with any provision of the Plan, the provisions of this Agreement shall control.

     21.  SURVIVAL. The parties acknowledge and agree that the covenants
          --------
contained in Sections 9(e), 10 and 11 of this Agreement shall survive the termination or expiration of Employee's employment with the Company, whether pursuant to this Agreement or otherwise.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

EMPLOYEE:                               PROGRESSIVE BAGEL CONCEPTS, INC., A
                                        Delaware corporation

/s/ John Offerdahl                      By:        /s/ Kyle Craig
- --------------------                       --------------------------------
John Offerdahl                          Its:       Vice President
                                            -------------------------------

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